Exhibit 99.1

For immediate release
Beyond Meat® Reports Third Quarter 2020 Financial Results
Retail Channel Net Revenues up 39% Year-Over-Year, Offset by
Ongoing Impact of COVID-19 on Foodservice Net Revenues, down 41% Year-Over-Year

EL SEGUNDO, Calif.— November 9, 2020 (GLOBE NEWSWIRE)—Beyond Meat, Inc. (NASDAQ: BYND) (“Beyond Meat” or “the Company”), a leader in plant-based meat, today reported financial results for its third quarter ended September 26, 2020.
Third Quarter 2020 Financial Highlights1
•Net revenues were $94.4 million, an increase of 2.7% year-over-year.

•Gross profit was $25.5 million, or gross margin of 27.0% of net revenues; Adjusted gross profit was $27.3 million, or Adjusted gross margin of 28.9% of net revenues, reflecting exclusion of expenses attributable to COVID-19.

•Net loss was $19.3 million, or $0.31 per common share; Adjusted net loss was $17.5 million, or $0.28 per common share, reflecting exclusion of expenses attributable to COVID-19.

•Adjusted EBITDA was a loss of $4.3 million, or -4.5% of net revenues.

Beyond Meat President and CEO Ethan Brown commented, "Our financial results reflect a quarter where for the first time since the pandemic began, we experienced the full brunt and unpredictability of COVID-19 on our net revenues and accordingly, throughout our P&L. Unlike the second quarter where record retail buying and freezer loading by consumers offset the deterioration of our foodservice business as COVID-19 stay-at-home and related measures set in, the long tail of retail stockpiling by consumers, coupled with continued challenges across the majority of our foodservice customers, led to Q3 results that were lower than we expected."
1 This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.

Brown added, "We have not, however, blinked in our focus on the expanding long-term opportunity before us and continue to operate our business locked in on this exciting long-term growth trajectory. Rather than curtail activities in reaction to transitory macroeconomic conditions, we continue to invest in the pillars of our future growth, and in capabilities, infrastructure, and markets that support our global vision and provide the highest long-term return to our investors. Even as the pandemic has created significant disruption, we continue to see strong growth in critically important metrics of household penetration, buyer rates, purchase frequency and repeat rates; our brand’s sales growth continues to outpace the category; and during the quarter we saw our year-over-year velocities rise even as we grew distribution. Over the course of the quarter, we further invested in personnel and plants in the E.U. and China; worked towards the completion of our acquisition of our new plant in Pennsylvania that will support integrated production; brought new innovation to market; readied our next iteration of the Beyond Burger; and continued to develop products for our strategic Quick Serve Restaurant partners. These initiatives brought expense during a period of disruption to our top-line, but we are confident in our belief that they will deliver strong long-term gains in enterprise value. While we expect the near-term outlook to continue to be shaped by COVID-19, we continue to build the team, assets, market presence, and technology to realize the full potential of Beyond Meat as a significant and lasting global protein company."
Third Quarter 2020
Net revenues increased 2.7% to $94.4 million in the third quarter of 2020, compared to $92.0 million in the year-ago period. Growth in net revenues was primarily due to increased retail channel sales, largely offset by a decline in foodservice channel sales due to the continued impact of COVID-19 on foodservice demand levels. In addition, during the third quarter of 2020, retail channel net revenues were negatively impacted by a surge in retail consumer demand in the second quarter of 2020 due to the onset of the COVID-19 pandemic, which resulted in consumer freezer loading and, in turn, contributed to sequentially weaker demand in the third quarter of 2020. Growth in volume sold during the third quarter of 2020 was partially offset by lower net price per pound driven by the Company’s strategic investments in promotional activity intended to encourage greater consumer trial and adoption, and, to a lesser extent, product mix shifts as larger-pack items carrying a lower net price per unit volume accounted for a greater proportion of the Company's retail net revenues compared to the year-ago period.

Net revenues by channel (unaudited):

	Three Months Ended		Change
(in thousands)	September 26, 2020	September 28, 2019	Amount	%
U.S.:
Retail	$62,057	$44,170	$17,887	40.5%
Foodservice	16,325	18,359	(2,034)	(11.1)%
U.S. net revenues	78,382	62,529	15,853	25.4%
International:
Retail	7,975	6,295	1,680	26.7%
Foodservice	8,079	23,137	(15,058)	(65.1)%
International net revenues	16,054	29,432	(13,378)	(45.5)%
Net revenues	$94,436	$91,961	$2,475	2.7%

	Nine Months Ended		Change
(in thousands)	September 26, 2020	September 28, 2019	Amount	%
U.S.:
Retail	$202,019	$94,162	$107,857	114.5%
Foodservice	45,442	43,697	1,745	4.0%
U.S. net revenues	247,461	137,859	109,602	79.5%
International:
Retail	23,499	10,002	13,497	134.9%
Foodservice	33,888	51,557	(17,669)	(34.3)%
International net revenues	57,387	61,559	(4,172)	(6.8)%
Net revenues	$304,848	$199,418	$105,430	52.9%

Gross profit was $25.5 million, or gross margin of 27.0% of net revenues, in the third quarter of 2020, compared to $32.8 million, or gross margin of 35.6% of net revenues, in the year-ago period. Adjusted gross profit, which excludes $1.8 million of expenses attributable to COVID-19, was $27.3 million, or Adjusted gross margin of 28.9% of net revenues, in the third quarter of 2020, compared to Adjusted gross profit of $32.8 million, or Adjusted gross margin of 35.6% of net revenues, in the year-ago period. The decrease in Adjusted gross profit and Adjusted gross margin was primarily due to lower net price realization as a result of higher trade discounts and lower absorption of fixed overhead production costs as the Company scaled back production during the quarter to draw down inventory levels. The $1.8 million in expenses attributable to COVID-19 in the third quarter of 2020 were driven by $1.1 million in inventory write-offs and reserves associated with foodservice products determined to be unsalable and $0.7 million in costs associated with product repacking activities driven by the Company’s efforts to repurpose certain foodservice inventory into retail products.
Loss from operations in the third quarter of 2020 was $18.5 million compared to income from operations of $3.6 million in the year-ago period. The decrease in income from operations was primarily driven by the decline in gross profit, combined with higher operating expenses primarily due to the Company’s increased headcount to support long-term growth, increases in the Company’s marketing initiatives, higher share-based compensation expense, investments in international expansion initiatives, and continued investments in innovation.
Net loss was $19.3 million in the third quarter of 2020 compared to net income of $4.1 million in the year-ago period. Net loss per common share was $0.31 in the third quarter of 2020 compared to net income per common diluted share of $0.06 in the year-ago period. During the third quarter of 2020, net loss included $1.8 million in expenses attributable to COVID-19, specifically related to inventory write-offs and reserves and product repacking costs. Excluding these costs, Adjusted net loss was $17.5 million in the third quarter of 2020, or $0.28 per common share, compared to Adjusted net income of $4.1 million, or $0.06 per diluted common share, in the year-ago period.
Adjusted EBITDA was a loss of $4.3 million, or -4.5% of net revenues, in the third quarter of 2020 compared to Adjusted EBITDA of $11.0 million, or 12.0% of net revenues, in the year-ago period.
Chief Financial Officer and Treasurer, Mark Nelson commented, “Our third quarter financial performance is demonstrative of the ongoing challenges associated with operating in this pandemic-affected environment. Although we are not satisfied with our latest results, we strongly believe that the fundamentals of our business remain robust and we will continue balancing diligent risk management with a requisite level of investment to advance our long-term strategic initiatives.”
Balance Sheet and Cash Flow Highlights
The Company’s cash and cash equivalents balance was $214.6 million as of September 26, 2020 and total outstanding debt was $50.0 million. Net cash used in operating activities was $42.7 million for the nine months ended September 26, 2020, compared to $18.3 million for the prior year period. Capital expenditures totaled $38.0 million for the nine months ended September 26, 2020 compared to $9.5 million for the prior year period. The increase in capital expenditures was primarily driven by the Company’s continued investments in production equipment and facilities related to capacity expansion initiatives.
Update on COVID-19 and 2020 Outlook
Due to the COVID-19 pandemic, the Company continues to experience a meaningful slowdown in its foodservice business as stay-at-home advisories and restrictions on foodservice locations’ operating capacity have resulted in closures or significantly curtailed operations of many of its foodservice customers. At the same time, the surge in demand from retail customers that characterized the early stages of the pandemic as consumers shifted towards more at-home consumption has moderated as panic-buying generally has subsided. This ongoing evolution in consumer demand patterns across retail and foodservice channels has added a higher degree of uncertainty to the Company’s ability to forecast demand beyond a limited timeframe. In light of these factors and given the uncertainty regarding the ultimate duration, magnitude and effects of the COVID-19 pandemic, management remains unable to predict the continuing impact of COVID-19 on its business for the balance of the year with reasonable certainty. As such, the Company’s 2020 outlook, previously provided on February 27, 2020, remains suspended until further notice.
Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results with additional comments and details today at 4:30 p.m. Eastern, 1:30 p.m. Pacific. The conference call webcast will be available live over the Internet through the “Investors” section of the Company’s website at www.beyondmeat.com. Investors interested in participating in the live call can dial 270-215-9602. A telephone replay will be available approximately two hours after the call concludes through Monday, November 23, 2020, by dialing 404-537-3406 and entering confirmation code 7543919.
About Beyond Meat
Beyond Meat, Inc. (NASDAQ: BYND) is one of the fastest growing food companies in the United States, offering a portfolio of revolutionary plant-based meats made from simple ingredients without GMOs, bioengineered ingredients, hormones, antibiotics, or cholesterol. Founded in 2009, Beyond Meat products are designed to have the same taste and texture as animal-based meat while being better for people and the planet. Beyond Meat’s brand commitment, Eat What You Love™, represents a strong belief that there is a better way to feed our future and that the positive choices we all make, no matter how small, can have a great impact on our personal health and the health of our planet. By shifting from animal-based meat to plant-based meat, we can positively impact four growing global issues: human health, climate change, constraints on natural resources and animal welfare. As of September 26, 2020, Beyond Meat had products available at approximately 122,000 retail and foodservice outlets in over 80 countries worldwide. Visit www.BeyondMeat.com and follow @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram and Twitter.

Forward-Looking Statements
Certain statements in this release constitute “forward-looking statements" within the meaning of the federal securities laws. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions and projections regarding financial performance, prospects, future events and future results, including ongoing uncertainty related to the COVID-19 pandemic, including the duration, magnitude and effects of the pandemic and, in particular, the impact to the foodservice channel, growth trends, our international expansion plans, market share, new and existing customers and expense trends, among other matters, and involve known and unknown risks that are difficult to predict. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “outlook,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which or whether, such performance or results will be achieved. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, but not limited to, the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreak, such as the COVID-19 pandemic, including on our ability to expand in new geographic markets or the timing of such expansion efforts; the impact of adverse and uncertain economic and political conditions in the U.S. and international markets; the volatility of capital markets and other macroeconomic factors; estimates of our expenses, future revenues, capital requirements and our needs for additional financing; our ability to effectively manage our growth; the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate; the effects of increased competition from our market competitors and new market entrants; changes in the retail landscape, including the timing and level of trade and promotion discounts, our ability to grow market share and increase household penetration, repeat buying rates and purchase frequency, and our ability to maintain and increase sales velocity of our products; the success of distribution expansion and new product introductions in increasing revenues and market share; the timing and success of strategic partnership launches and limited time offerings resulting in permanent menu items; our estimates of the size of market opportunities; our ability to effectively expand our manufacturing and production capacity; our ability to accurately forecast demand for our products and manage our inventory; variations in product selling prices and costs, and the mix of products sold; our ability to successfully enter new geographic markets, manage our international expansion and comply with any applicable laws and regulations; the success of our marketing initiatives and the ability to grow brand awareness, maintain, protect and enhance our brand, attract and retain new customers and grow our market share; our ability to attract, maintain and effectively expand our relationships with key strategic foodservice partners; our ability to attract and retain our suppliers, distributors, co-manufacturers and customers; our ability to procure sufficient high-quality raw materials to manufacture our products; the availability of pea protein that meets our standards; our ability to diversify the protein sources used for our products; our ability to differentiate and continuously create innovative products, respond to competitive innovation, and achieve speed-to-market; our ability to successfully execute our strategic initiatives; the volatility associated with ingredient and packaging costs; real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; our ability to accurately predict taste preferences, trends and demand and successfully innovate, introduce and commercialize new products and improve existing products, including in new geographic markets; significant disruption in, or breach in security of our information technology systems and resultant interruptions in service and any related impact on our reputation; the attraction and retention of qualified employees and key personnel and our ability to maintain our company culture as we grow; the effects of natural or man-made catastrophic events particularly involving our or any of our co-manufacturers’ manufacturing facilities or our suppliers’ facilities; the impact of marketing campaigns aimed at generating negative publicity regarding our products, brand and the plant-based industry category; the effectiveness of our internal controls; our indebtedness and ability to pay such indebtedness, as well as our ability to comply with covenants under our credit agreement; changes in laws and government regulation affecting our business, including Food and Drug Administration and Federal Trade Commission governmental regulation, and state, local and foreign regulation; new or pending legislation, or changes in laws, regulations or policies of governmental agencies or regulators, both in the U.S. and abroad, affecting plant-based meat, the labeling or naming of our products or our brand name; the financial condition of, and our relationships with our suppliers, co-manufacturers, distributors, retailers and foodservice customers, and their future decisions regarding their relationships with us; the ability of our suppliers and co-manufacturers to comply with food safety, environmental or other laws and regulations; seasonality; the sufficiency of our cash and cash equivalents to meet our liquidity needs and service our indebtedness; economic conditions and the impact on consumer spending; outcomes of legal or administrative proceedings, or new legal or administrative proceedings filed against us; our, our suppliers’ and our co-manufacturers’ ability to protect our proprietary technology and intellectual property adequately; the impact of tariffs and trade wars; foreign exchange rate fluctuations; and the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 26, 2020 to be filed with the SEC, as well as other factors described from time to time in the Company's filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events, changes in assumptions or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.
Non-GAAP Financial Measures
The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including: Adjusted gross profit, Adjusted gross margin, Adjusted net (loss) income, Adjusted net (loss) income per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues. See “Non-GAAP Financial Measures” below for additional information and reconciliations of such non-GAAP financial measures.
Availability of Information on Beyond Meat’s Website and Social Media Channels
Investors and others should note that Beyond Meat routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Beyond Meat Investor Relations website. We also intend to use certain social media channels as a means of disclosing information about us and our products to consumers, our customers, investors and the public (e.g., @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram and Twitter). The information posted on social media channels is not incorporated by reference in this press release or in any other report or document we file with the SEC. While not all of the information that the Company posts to the Beyond Meat Investor Relations website or to social media accounts is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Beyond Meat to review the information that it shares at the “Investors” link located at the bottom of the Company’s webpage at https://investors.beyondmeat.com/investor-relations and to sign up for and regularly follow the Company’s social media accounts. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Request Email Alerts" in the "Investors" section of Beyond Meat’s website at https://investors.beyondmeat.com/investor-relations.
Contacts
Media:
Shira Zackai
917-715-8522
szackai@beyondmeat.com

Investors:
Fitzhugh Taylor and Raphael Gross
beyondmeat@icrinc.com

BEYOND MEAT, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net revenues	$94,436	$91,961	$304,848	$199,418
Cost of goods sold	68,908	59,178	207,978	133,123
Gross profit	25,528	32,783	96,870	66,295
Research and development expenses	8,278	5,951	20,488	14,661
Selling, general and administrative expenses	33,560	20,944	95,167	47,636
Restructuring expenses	2,146	2,319	6,028	3,560
Total operating expenses	43,984	29,214	121,683	65,857
(Loss) income from operations	(18,456)	3,569	(24,813)	438
Other (expense) income, net:
Interest expense	(689)	(855)	(1,963)	(2,329)
Remeasurement of warrant liability	—	—	—	(12,503)
Other, net	(85)	1,385	(829)	2,424
Total other (expense) income, net	(774)	530	(2,792)	(12,408)
(Loss) income before taxes	(19,230)	4,099	(27,605)	(11,970)
Income tax expense	55	—	70	21
Net (loss) income	$(19,285)	$4,099	$(27,675)	$(11,991)
Net (loss) income per share available to common stockholders—basic	$(0.31)	$0.07	$(0.45)	$(0.33)
Weighted average common shares outstanding—basic	62,487,152	60,415,866	62,114,399	35,806,520
Net (loss) income per share available to common stockholders—diluted	$(0.31)	$0.06	$(0.45)	$(0.33)
Weighted average common shares outstanding—diluted	62,487,152	66,026,490	62,114,399	35,806,520

BEYOND MEAT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)
	September 26, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$214,615	$275,988
Accounts receivable	29,760	40,080
Inventory	132,359	81,596
Prepaid expenses and other current assets	14,195	5,930
Total current assets	$390,929	$403,594
Property, plant, and equipment, net	77,002	47,474
Operating lease right-of-use assets	13,736	—
Other non-current assets, net	4,970	855
Total assets	$486,637	$451,923
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$30,531	$26,923
Wages payable	2,289	1,768
Accrued bonus	43	4,129
Current portion of operating lease liabilities	2,481	—
Accrued expenses and other current liabilities	10,241	3,805
Short-term borrowings under revolving credit facility and bank term loan	—	11,000
Current portion of finance lease liabilities	72	72
Total current liabilities	$45,657	$47,697
Long-term liabilities:
Revolving credit facility	$50,000	$—
Operating lease liabilities, net of current portion	11,413	—
Long-term portion of bank term loan, net	—	14,637
Equipment loan, net	—	4,932
Finance lease obligations and other long-term liabilities	167	567
Total long-term liabilities	$61,580	$20,136
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, par value $0.0001 per share—500,000 shares authorized, none issued and outstanding	$—	$—
Common stock, par value $0.0001 per share—500,000,000 shares authorized; 62,625,629 and 61,576,494 shares issued and outstanding at September 26, 2020 and December 31, 2019, respectively	6	6
Additional paid-in capital	548,706	526,199
Accumulated deficit	(169,790)	(142,115)
Accumulated other comprehensive income	478	—
Total stockholders’ equity	$379,400	$384,090
Total liabilities and stockholders’ equity	$486,637	$451,923

BEYOND MEAT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Nine Months Ended
	September 26, 2020	September 28, 2019
Cash flows from operating activities:
Net loss	$(27,675)	$(11,991)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,276	5,980
Non-cash lease expense	1,573	—
Share-based compensation expense	20,377	5,807
Loss on sale of fixed assets	218	—
Amortization of debt issuance costs	195	124
Loss on extinguishment of debt	1,538	—
Change in preferred and common stock warrant liabilities	—	12,503
Net change in operating assets and liabilities:
Accounts receivable	10,365	(21,856)
Inventories	(50,263)	(30,013)
Prepaid expenses and other assets	(9,444)	(1,878)
Accounts payable	2,442	20,206
Accrued expenses and other current liabilities	245	2,768
Operating lease liabilities	(1,584)	—
Long-term liabilities	—	11
Net cash used in operating activities	$(42,737)	$(18,339)
Cash flows from investing activities:
Purchases of property, plant and equipment	$(38,048)	$(9,515)
Proceeds from sale of fixed assets	—	307
Purchases of property, plant and equipment held for sale	(2,288)	(7,403)
Proceeds from note receivable on assets previously held for sale	599	—
Payment of security deposits	(9)	(542)
Net cash used in investing activities	$(39,746)	$(17,153)
Cash flows from financing activities:
Proceeds from issuance of common stock pursuant to the initial public offering, net of issuance costs	$—	$254,868
Proceeds from issuance of common stock pursuant to the secondary public offering, net of issuance costs	—	37,937
Proceeds from revolving credit facility	50,000	—
Debt issuance costs	(1,224)	—
Debt extinguishment costs	(1,200)	—
Repayment of revolving credit line	(6,000)	—
Repayment of term loan	(20,000)	—
Repayment of equipment loan	(5,000)	—
Principal payments under finance lease obligations	(52)	(31)
Proceeds from exercise of stock options	6,491	898
Payments of minimum withholding taxes on net share settlement of equity awards	(1,736)	—
Net cash provided by financing activities	$21,279	$293,672
(continued on the next page)

BEYOND MEAT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Nine Months Ended
	September 26, 2020	September 28, 2019
Net (decrease) increase in cash and cash equivalents	$(61,204)	$258,180
Effect of exchange rate changes on cash	(169)	—
Cash and cash equivalents at the beginning of the period	275,988	54,271
Cash and cash equivalents at the end of the period	$214,615	$312,451

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$2,114	$2,261
Taxes	$15	$21
Non-cash investing and financing activities:
Non-cash additions to property, plant and equipment	$2,545	$1,280
Offering costs, accrued not yet paid	$—	$487
Non-cash additions to property, plant and equipment held for sale	$—	$1,019
Operating lease right-of-use assets obtained in exchange for lease liabilities	$3,151	$—
Reclassification of warrant liability to additional paid-in capital in connection with the initial public offering	$—	$14,421
Conversion of convertible preferred stock to common stock upon initial public offering	$—	$199,540
Note receivable from sale of assets held for sale	$4,558	$—

Non-GAAP Financial Measures

Beyond Meat uses the non-GAAP financial measures set forth below in assessing its operating performance and in its financial communications. Management believes these non-GAAP financial measures provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. In addition, management uses these non-GAAP financial measures to assess operating performance and for business planning purposes. Management also believes these measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies in our industry as a measure of our operational performance. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

Adjusted gross profit and Adjusted gross margin
Adjusted gross profit is defined as net revenues less cost of goods sold adjusted to exclude, when applicable, costs attributable to COVID-19 which are not considered to be part of the Company’s normal business activities. Adjusted gross margin is defined as Adjusted gross profit divided by net revenues.
Adjusted gross profit and Adjusted gross margin are presented to provide additional perspective on underlying trends in the Company’s gross profit and gross margin, which we believe is useful supplemental information for investors to be able to gauge and compare the Company’s current business performance from one period to another.

Adjusted net (loss) income and Adjusted net (loss) income per diluted common share
Adjusted net (loss) income is defined as net (loss) income adjusted to exclude, when applicable, costs attributable to COVID-19, as well as other special items, which are those items deemed not to be reflective of the Company’s ongoing normal business activities.
Adjusted net (loss) income per diluted common share is defined as Adjusted net (loss) income divided by the number of diluted common shares outstanding.
We consider Adjusted net (loss) income and Adjusted net (loss) income per diluted common share to be indicators of operating performance because excluding special items allows for period-over-period comparisons of our ongoing operations. Adjusted net (loss) income per diluted common share is a performance measure and should not be used as a measure of liquidity.

Adjusted EBITDA and Adjusted EBITDA as a % of net revenues
Adjusted EBITDA is defined as net (loss) income adjusted to exclude, when applicable, income tax expense (benefit), interest expense, depreciation and amortization expense, restructuring expenses, share-based compensation expense, expenses attributable to COVID-19, remeasurement of our warrant liability, and Other, net, including investment income, loss on extinguishment of debt and foreign currency transaction gains and losses. Adjusted EBITDA as a % of net revenues is defined as Adjusted EBITDA divided by net revenues.

Limitations related to the use of non-GAAP financial measures
There are a number of limitations related to the use of Adjusted gross profit, Adjusted gross margin, Adjusted net (loss) income, Adjusted net (loss) income per diluted common share, and Adjusted EBITDA rather than their most directly comparable GAAP measures. Some of these limitations are:
•Adjusted gross profit and Adjusted gross margin exclude costs associated with activities deemed to be non-recurring or not part of the Company’s normal business activities, which are subjective determinations made by management and may not actualize as expected;
•Adjusted net (loss) income and Adjusted net (loss) income per diluted common share exclude costs associated with activities deemed to be non-recurring or not part of the Company’s normal business activities, which are subjective determinations made by management and may not actualize as expected;
•Adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future increasing our cash requirements;
•Adjusted EBITDA does not reflect interest expense, or the cash required to service our debt, which reduces cash available to us;
•Adjusted EBITDA does not reflect income tax payments that reduce cash available to us;
•Adjusted EBITDA does not reflect restructuring expenses that reduce cash available to us;
•Adjusted EBITDA does not reflect expenses attributable to COVID-19 that reduce cash available to us;
•Adjusted EBITDA does not reflect share-based compensation expense and therefore does not include all of our compensation costs;

•Adjusted EBITDA does not reflect Other, net, including investment income, loss on extinguishment of debt and foreign currency transaction gains and losses, that may increase or decrease cash available to us; and
•other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
The following tables present the reconciliation of Adjusted gross profit and Adjusted gross margin to their most comparable GAAP measures, gross profit and gross margin, respectively, as reported (unaudited):

	Three Months Ended		Nine Months Ended
(in thousands)	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Gross profit, as reported	$25,528	$32,783	$96,870	$66,295
Repacking costs attributable to COVID-19	657	—	6,572	—
Inventory write-offs and reserves attributable to COVID-19	1,104	—	1,104	—
Adjusted gross profit	$27,289	$32,783	$104,546	$66,295

	Three Months Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Gross margin, as reported	27.0%	35.6%	31.8%	33.2%
Repacking costs attributable to COVID-19, as a percentage of net revenues	0.7%	—%	2.2%	—%
Inventory write-offs and reserves attributable to COVID-19, as a percentage of net revenues	1.2%	—%	0.4%	—%
Adjusted gross margin	28.9%	35.6%	34.4%	33.2%

The following tables present the reconciliation of Adjusted net (loss) income and Adjusted net (loss) income per diluted common share to their most comparable GAAP measures, net (loss) income and net (loss) income per share available to common stockholders—diluted, respectively, as reported (unaudited):

	Three Months Ended		Nine Months Ended
(in thousands)	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net (loss) income, as reported	$(19,285)	$4,099	$(27,675)	$(11,991)
Repacking costs attributable to COVID-19	657	—	6,572	—
Inventory write-offs and reserves attributable to COVID-19	1,104	—	1,104	—
Product donations attributable to COVID-19 relief efforts	—	—	2,742	—
Remeasurement of warrant liability	—	—	—	12,503
Loss on extinguishment of debt	—	—	1,538	—
Adjusted net (loss) income	$(17,524)	$4,099	$(15,719)	$512

	Three Months Ended		Nine Months Ended
(in thousands, except share and per share amounts)	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Numerator:
Net (loss) income, as reported	$(19,285)	$4,099	$(27,675)	$(11,991)
Aggregate non-GAAP adjustments as listed above	1,761	—	11,956	12,503
Adjusted net (loss) income used in computing basic and diluted Adjusted net (loss) income per diluted common share	$(17,524)	$4,099	$(15,719)	$512

Denominator:
Weighted average shares used in computing Adjusted net (loss) income per share, basic	62,487,152	60,415,866	62,114,399	35,806,520
Dilutive effect of shares issuable under options and RSUs	—	5,610,624	—	5,379,411
Weighted average shares used in computing Adjusted net (loss) income per share, diluted	62,487,152	66,026,490	62,114,399	41,185,931
Adjusted net (loss) income per diluted common share	$(0.28)	$0.06	$(0.25)	$0.01

	Three Months Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net (loss) income per share available to common stockholders—diluted, as reported	$(0.31)	$0.06	$(0.45)	$(0.33)
Repacking costs attributable to COVID-19	0.01	—	0.12	—
Inventory write-offs and reserves attributable to COVID-19	0.02	—	0.02	—
Product donations attributable to COVID-19 relief efforts	—	—	0.04	—
Remeasurement of warrant liability	—	—	—	0.34
Loss on extinguishment of debt	—	—	0.02	—
Adjusted net (loss) income per diluted common share	$(0.28)	$0.06	$(0.25)	$0.01

The following table presents the reconciliation of Adjusted EBITDA to its most comparable GAAP measure, net (loss) income, as reported (unaudited):

	Three Months Ended		Nine Months Ended
(in thousands)	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net (loss) income, as reported	$(19,285)	$4,099	$(27,675)	$(11,991)
Income tax expense	55	—	70	21
Interest expense	689	855	1,963	2,329
Depreciation and amortization expense	3,421	2,023	9,276	5,980
Restructuring expenses(1)	2,146	2,319	6,028	3,560
Share-based compensation expense	6,842	3,129	20,377	5,807
Expenses attributable to COVID-19(2)	1,761	—	10,418	—
Remeasurement of warrant liability	—	—	—	12,503
Other, net(3)	85	(1,385)	829	(2,424)
Adjusted EBITDA	$(4,286)	$11,040	$21,286	$15,785
Net (loss) income as a % of net revenues	(20.4)%	4.5%	(9.1)%	(6.0)%
Adjusted EBITDA as a % of net revenues	(4.5)%	12.0%	7.0%	7.9%
____________

(1)	Primarily comprised of legal and other expenses associated with the dispute with a co-manufacturer with whom an exclusive supply agreement was terminated in May 2017.
(2)
Comprised of $1.8 million in costs attributable to COVID-19, consisting of $1.1 million in inventory write-offs and reserves associated with foodservice products determined to be unsalable and $0.7 million in repacking costs in the three months ended September 26, 2020, and $10.4 million in costs attributable to COVID-19 consisting of $1.1 million in inventory write-offs and reserves associated with foodservice products determined to be unsalable, $6.6 million in repacking costs, and $2.7 million in product donation costs related to our COVID-19 relief efforts in the nine months ended September 26, 2020. Expenses attributable to COVID-19 in the nine months ended September 26, 2020 include $1.2 million in product donation costs related to our COVID-19 relief efforts in the first quarter of 2020, which were not previously included in our Adjusted EBITDA calculation for the three months ended March 28, 2020 as these were deemed immaterial to our first quarter 2020 financial results. Given the significant increase in COVID-19-related expenses in the second and third quarters of 2020, and to facilitate better comparison from period to period, management determined that it was appropriate to recast its previous first quarter 2020 Adjusted EBITDA calculation to include these costs.

(3)	Includes $1.5 million in loss on extinguishment of debt in the nine months ended September 26, 2020.